EXHIBIT 99.1

Great Wolf Resorts Says KSL Notifies Company It Does Not Intend To Submit Further Acquisition Proposals

MADISON, Wis.—April 20, 2012— Great Wolf Resorts, Inc. (NASDAQ: WOLF) today announced that KSL Capital Partners notified Great Wolf that it does not intend to submit any further proposals to acquire the Company.

As previously announced, Great Wolf has entered into a merger agreement with affiliates of Apollo Global Management (NYSE: APO) providing for Apollo to acquire Great Wolf for $7.85 per share in cash.  The Apollo offer was unanimously approved by the Great Wolf board of directors, and the board recommends that Great Wolf shareholders tender their shares into Apollo’s revised tender offer, which is scheduled to expire at 9:00 a.m., New York City time, on Friday, May 4, 2012.

The $7.85 offer price represents a premium of 171% to the six-month average of Great Wolf’s share price prior to the announcement of Apollo’s original offer (March 12, 2012), a premium of 136% over the ninety-day average of Great Wolf’s share price prior to the announcement of the original offer and a premium of 87% over Great Wolf’s closing stock price on the day prior to the announcement of the original offer.

Deutsche Bank Securities Inc. is serving as financial advisor to Great Wolf, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Young Conaway Stargatt & Taylor, LLP are serving as Great Wolf’s legal advisors.  Morgan Stanley & Co. LLC, UBS Investment Bank and Nomura Securities International, Inc. are serving as financial advisors to Apollo, and Akin Gump Strauss Hauer & Feld LLP is serving as Apollo’s legal advisor.

About Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns and operates its family resorts under the Great Wolf Lodge® brand. Great Wolf Resorts is a fully integrated resort company with Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; Mason, Ohio; Grapevine, Texas; Grand Mound, Wash.; and Concord, N.C. Great Wolf’s consolidated subsidiary, Creative Kingdoms, LLC, is a developer and operator of technology-based, interactive quest adventure experiences such as MagiQuest®. Additional information may be found on Great Wolf’s website at http://www.greatwolf.com.

Additional Information and Where to Find It

The description contained herein is not an offer to buy or the solicitation of an offer to sell securities. The Apollo tender offer described herein will not be made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable state or foreign securities or “blue sky” laws. The Apollo tender offer is being made pursuant to a tender offer statement on Schedule TO filed by affiliates of Apollo Global Management, LLC with the SEC on March 13, 2012 as subsequently supplemented and amended. Great Wolf filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the Apollo tender offer with the SEC on March 13, 2012, which has been subsequently amended. The Apollo tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement, in each case, and together with any amendments or supplements thereto, contain important information that should be read carefully before making any decision to tender securities in the Apollo tender offer. Investors and stockholders may obtain free copies of the solicitation/recommendation statement and other documents filed by the parties at the SEC’s Web site at www.sec.gov or at Great Wolf’s Web site at corp.greatwolfresorts.com. The solicitation/recommendation statement and such other documents may also be obtained for free from Great Wolf by directing such request to Investor Relations, 525 Junction Road, Ste. 6000 South Tower, Madison, WI 53717, telephone: (608) 662-4700.

Forward-Looking Statements

Statements herein regarding the proposed transaction among Apollo and Great Wolf, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations and the intent of any parties about future actions constitute “forward-looking statements” as defined in the federal securities laws. Forward-looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions. Such statements are based upon current beliefs, expectations and assumptions and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Apollo and Great Wolf believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Apollo and Great Wolf or persons acting on Apollo’s or Great Wolf’s behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and Apollo and Great Wolf undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

Additional factors that may affect future results are contained in Great Wolf’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011, as amended, which are available at the SEC’s Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed unless required by law.

For More Information

Media:
Sard Verbinnen & Co
George Sard, David Reno or Carrie Bloom, 212-687-8080

Investors:
ICR, Inc. for Great Wolf Resorts, Inc.
Brad Cohen, 203-682-8211
Brad.Cohen@icrinc.com

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